SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2011

VIPER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 E Colorado Blvd, Suite 888 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

(626) 683-7330

 (Registrant’s telephone number, including area code)

Uptown Center
2100 West Loop South, Suite 900
Houston, Texas 77027

 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective April 25, 2011 Dianwen Ju was appointed to serve as a member of our board of directors. Immediately following Mr. Ju’s appointment, Massimiliano Pozzoni resigned as a director and as our sole executive officer. Upon Mr. Pozzoni’s resignation as our sole executive officer, the following persons were appointed to serve in the following offices:

President and Chief Executive Officer:	Dianwen Ju
Treasurer:	Jimmy Wang
Chief Financial Officer	Xiao Chen
Secretary	Vincent Wang

Dianwen Ju, Ph.D., 43, received a Ph.D. degree in Immunology in 1999, a Master’s degree in Pharmacology in 1994, and a Bachelor’s degree in Pharmacy in 1991 in Second Military Medical University, Shanghai, China. He joined Shanghai MediPharm Biotech in 2002 as a director of R&D and he is currently CEO and Chairman of MediPharm Biotech Pharmaceuticals Co. Ltd (Bermuda). He is also a Research Professor in Fudan University, Shanghai, China. He has 20 years of R&D experiences in biological drugs and new therapies for the treatment of malignant cancer. He has more than 40 publications in peer-reviewed international journals including Journal of Clinical Oncology, Cancer Research, Gene Therapy, International Journal of Oncology, Cancer Gene Therapy, Cancer Immunology & Immunotherapy, et al. He has invented 15 biotechnologies of which 8 are patented and the remainings are pending. Before joining MediPharm in 2002, Dr. Ju had been an assistant director and a senior scientist in Shanghai Brilliance Biotech Institute and a lecturer in Immunology in Second Military Medical University for 6 years.

Jimmy Wang, 45, is the Chief Financial Officer of American Compass, Inc., where he has served, initially as Chief Accounting Officer, since 2003.  Prior to joining American Compass, Inc., he served as an accounting manager for Planned Parenthood of the Greater Miami Valley from 2000 to 2003.  He has served as a Director for Nevada Gold Holdings, Inc. since January 25, 2011.  He is a graduate of the City University of New York, where he majored in both Accounting & Information Systems and Economics.

Xiao Chen, 39, worked at Brilliance China Group from 1994 to 2001. From 2005 to 2008, he worked as director of finance at Shanghai Medipharm Co. Ltd. Since 2008, Mr Chen has been working at Hybrid Kinetic Group Limited as vice general manager of investments in China. Mr Chen holds a bachelor’s degree in investment management from Shanghai Finance University.

Vincent Wang, 37, has been the Secretary and a Director of Nevada Gold Holdings, Inc. since November 24, 2010.  Mr. Wang has been Vice President of Hybrid Kinetic Motors Corp. since 2009 and has also served as a director of American Compass, Inc, a wholly-owned subsidiary of Hybrid Kinetic Group Limited, since 2009.  Mr Wang has extensive experience in educational and linguistic fields.  He holds a masters degree in linguistics from National Taiwan Normal University.

ITEM 8.	OTHER INFORMATION

Effective April 25, 2011 Massimiliano Pozzoni sold 35,000,000 shares of common stock standing in his name to Chimerica Capital, LLC. Jimmy Wang has the power to vote and dispose of the shares transferred to Chimerica Capital, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER RESOUCES, INC.

Dated: May 3, 2011	By:	/s/ Dianwen Ju
Name: Dianwen Ju
Title: President